EXHIBIT 10.1
SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 25th day of June, 2014

BETWEEN:

AVINO SILVER & GOLD MINES LTD., a body corporate incorporated under the laws of British Columbia, having an address at Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1

(herein called the “Purchaser”)

OF THE FIRST PART

AND:

The Undersigned Persons listed on Schedule “A” to this Agreement

(herein together called the “Shareholders”, and individually called a “Shareholder”)

OF THE SECOND PART

WHEREAS:

A. The Shareholders are the holders of 9,500,000 common shares as set forth in Schedule “A” attached to this Agreement (the “Shares”) of Bralorne Gold Mines Ltd. (the “Company”), representing a control block of the voting shares of the Company, and in result the Shareholders are insiders of the Company;

B. The Purchaser wishes to acquire all of the Shares from the Shareholders and each Shareholder agrees to sell its respective Shares to the Purchaser by a separate transaction or transactions;

C. Maxwell A. Munday is the sole shareholder of the Shareholder Munday Home Sales Ltd., and Maxwell Munday controls and directs trading of the shareholdings of Munday Estates Ltd.;

D. The parties wish to structure the sale of the Shares as an exempt take-over bid pursuant to section 4.2 of Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids; and

E. The parties wish to enter into this Agreement in order to set out the terms and conditions of the acquisition by the Purchaser of the Shares.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and of the premises, covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1. PURCHASE AND SALE

1.1 The Purchaser hereby agrees to acquire, subject to the terms and conditions in this Agreement, from each of the Shareholders, and each of the Shareholders agree to sell to the Purchaser on the Closing Date (as such term is defined in section 8 of this Agreement), all right, title and interest of the Shareholders in and to their respective Shares (the “Contemplated Transactions”).

1.2 In consideration for the Shares, the Purchaser shall pay to the Shareholders a purchase price of $0.28 per Share, being an aggregate purchase price of $2,660,000 (the “Purchase Price”), payable as follows:

(a)	The first $10,000 as a non-refundable deposit upon the execution of this Agreement (the “Deposit”) by certified cheque or bank wire transfer, in trust, to Munday Home's Counsel (as defined below); and

(b)	The balance of $2,650,000 (the “Balance of the Purchase Price”) on the Closing Date by certified cheque or bank wire transfer, in trust, to Munday Home's Counsel.

1.3 The Deposit shall be non-refundable even if the completion of the Contemplated Transactions (the “Closing”) does not occur; provided that if the Closing does not occur as a result of a material breach of this Agreement by the Shareholders or of any of them, then the Shareholders shall instruct Munday Home's Counsel to refund the Deposit without interest to the Purchaser. The Closing shall occur in the manner specified in section 8 of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

2.1 The Shareholders, with the knowledge and intent that the Purchaser is relying on such representations and warranties in entering into this Agreement, hereby jointly and severally warrant and represent to the Purchaser, each to the extent of their own Shares, as follows:

(a)	the Shareholders have full right, power, authority and capacity to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)	each of the Shareholders is the beneficial owner of the Shares denoted on Schedule “A” to this Agreement;

(c)
each of the Shareholders has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer all legal and beneficial right, title, interest and ownership in and to such Shares to the Purchaser without the consent of any other person, free and clear of any pre-emptive rights of first refusal or liens, charges or encumbrances whatsoever, in accordance with the terms hereof, and this Agreement is a legal, valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms;

(d)
the Shares are not subject to any hold period, escrow, pooling or other resale restrictions on their transfer, other than control block restrictions for which the Shareholders, or one of them as may be required, will file a Notice of Intention to Distribute Securities in Form 45-102F1 (the “Notice Form”) at least seven (7) days (and not more than thirty (30) days) before the Closing Date, and each of the Shareholders has held its Shares for at least 4 months and a day;

(e)
no person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual right), capable of becoming an agreement, option or commitment for the purchase from any Shareholder of any of, or the realization of a security interest over, the Shares;

(f)
none of the Shareholders is under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approval of, or notifications to, any federal, provincial, state, municipal or local government or governmental agency, board, commission or authority is required to be obtained by the Shareholders, in connection with the execution, delivery or performance by the Shareholders of this Agreement or completion of the Contemplated Transactions;

(g)
neither the execution nor delivery of this Agreement, the completion of the Contemplated Transactions, or the observance and performance by the Shareholders of their respective covenants and obligations herein will conflict with, or result in a breach of, or violate any of the terms, conditions or provisions of any law, judgment, order, statute, injunction, decree, regulation or ruling of any court or governmental authority to which any of the Shareholders is subject; and

(h)	each of the Shareholders is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1 The Purchaser, with the knowledge and intent that the Shareholders are relying on such representations and warranties in entering into this Agreement, hereby warrants and represents to the Shareholders that:

(a)	it is a company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)
neither the execution nor delivery of this Agreement, the completion of the Contemplated Transactions, or the observance and performance by the Purchaser of its covenants and obligations herein will conflict with, or result in a breach of, or violate any of the terms, conditions or provisions of any law, judgment, order, statute, injunction, decree, regulation or ruling of any court or governmental authority to which the Purchaser is subject;

(c)	it has full right, power, capacity and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; and

(d)
it has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to purchase the Shares from the Shareholders, in accordance with the terms hereof, and this Agreement is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4. COVENANTS OF THE SHAREHOLDERS

4.1 The Shareholders covenant and agree that they will, from the execution of this Agreement until the Closing Date or termination of this Agreement, in respect of their Shares:

(a)
file a Notice Form with the British Columbia Securities Commission and the TSX Venture Exchange (the “Exchange”), in the manner and as required by section 2.8 of National Instrument 45-102, Resale of Securities, at least seven (7) days (and not more than thirty (30) days) before the Closing Date;

(b)
not permit the transfer, assignment, sale, encumbrance or hypothecation of their Shares, other than any transfers that do not impact beneficial ownership and are designed to facilitate the transfer of the Shares to the Purchaser under this Agreement;

(c)
not, and will not cause to, grant or agree to grant any proxy or other right to vote any Shares, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approval of any kind as to the Shares;

(d)
not take or permit to be taken or suffer any action which would in any way impair or derogate from the right of the Purchaser to acquire on the Closing Date all right, title and interest, both real and beneficial, in and to the Shares, free and clear of all liens, changes and encumbrances whatsoever;

(e)
not take or permit to be taken or suffer any action which would in any way impair or impede any discussions, negotiations or transactions between the Purchaser and the Company, or impair or impede the Purchaser from acquiring any other securities of the Company; and

(f)
execute all stock powers of attorney, undertakings and any and all other documents which may be required in order to transfer the Shares to the Purchaser on the Closing Date, and will comply with all requirements of all applicable regulatory authorities which may be reasonably necessary to obtain the necessary approvals of such regulatory authorities to the transfer of its Shares to the Purchaser.

5. COVENANT OF THE PURCHASER

5.1 The Purchaser shall take all such steps and proceedings as may be reasonably required to obtain all necessary consents or approvals from any regulatory authorities with respect to the transactions contemplated hereunder, including, if applicable, the approval of the Contemplated Transactions by the Exchange.

6. CLOSING CONDITIONS

6.1 The obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase of the Shares is subject to the fulfilment, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of the Purchaser other than paragraphs (b) and (e), which are for the exclusive benefit of the Shareholders and paragraph (d), which is for the benefit of all parties:

(a)
the warranties and representations of each of the Shareholders as set forth in section 2 of this Agreement shall be true and correct in every material aspect on the Closing Date as if such warranties and representations had been made by each of the Shareholders on the Closing Date;

(b)
the warranties and representations of the Purchaser as set forth in section 3 of this Agreement shall be true and correct in every material aspect on the Closing Date as if such warranties and representations had been made by the Purchaser on the Closing Date;

(c)	all covenants set forth in section 4 of this Agreement have been complied with;

(d)
the acceptance of the Contemplated Transactions by all necessary regulatory authorities having jurisdiction and the issuance of all other necessary regulatory approvals, exemptions and consents, including the acceptance of this Agreement by the Exchange in respect of the Purchaser;

(e)	the Shareholders shall have received the relevant documents, and the Deposit and the Balance of the Purchase Price, as specified in section 8.1 hereof

(f)	the Purchaser shall have received the relevant documents specified in section 8.1 hereof;

(g)	there shall not have occurred prior to the Closing Date, any material adverse change in the position (business, financial or otherwise) or condition or assets of the Company; and

(h)	the Shareholders and their principals will keep their personal views on the merits of any other potential transaction involving the Company and the Purchaser confidential until the Closing Date.

6.2 The conditions set forth in section 6.1, other than in paragraphs 6.1(b), 6.1(d), and 6.1(e) may be waived by the Purchaser in writing in whole or in part at any time on or before the Closing Date.

6.3 The condition set forth in paragraph 6.1(b) and 6.1(e) may be waived by the Shareholders in writing in whole or in part at any time on or before the Closing Date.

7. CLOSING DATE

7.1 Subject to section 8, the Closing Date will be, and the Closing of the Contemplated Transactions will take place either:

(a)
as soon as reasonably practicable after the Shareholders’ filing of the Notice Form and receipt of any required approval of the Exchange in respect of the acquisition of the Shares by the Purchaser; or

(b)	but in any event no later than July 10, 2014;

or this Agreement may be terminated by the Shareholders upon written notice to the Purchaser in accordance with the provisions of section 9.6 below.

7.2 The Closing will take place by electronic and physical exchange of the documents specified in, and in accordance with, section 8 below.

8. DELIVERIES ON CLOSING

8.1 The Closing shall occur in the following manner, subject to such procedural alterations as may be consented to by the Shareholders and the Purchaser:

(a)	the Purchaser will designate in writing to the Shareholders an account for the electronic transfer to the Purchaser of the Shares;

(b)
the Purchaser will deliver or cause to be delivered to DuMoulin Black LLP, 10th Floor, 595 Howe St. Vancouver, BC V6C 2T5, Fax No.: (604) 687-8772, Attn: Kristopher Britch (“Munday Home's Counsel”), in trust, the Balance of the Purchase Price by certified cheque or wire transfer;

(c)
upon Munday Home’s Counsel receiving the Balance of the Purchase Price in trust, Munday Home's Counsel will notify the Shareholders (the “Notification”), and the Shareholders will transfer the Shares to the Purchaser’s designated account;

(d)
Munday Home's Counsel shall hold the funds representing the Balance of the Purchase Price in trust on its undertaking not to release the Deposit or the Balance of the Purchase Price to the Shareholders or, subject to this section 8, any other person until Munday Home's Counsel has received written confirmation (the “Transfer Confirmation”) of the transfer of the Shares in the form of an affidavit from Maxwell A. Munday (or any other authorized signatory of the Shareholders) attesting to the fact that the Shareholders have caused the Shares to be electronically transferred to the Purchaser’s designated account and Munday Home's Counsel has sent a copy of the Transfer Confirmation to the Purchaser and, unless otherwise directed by an order of a court of competent jurisdiction or earlier directed by a joint written direction of the Shareholders and the Purchaser in a form satisfactory to Munday Home's Counsel which confirms that the Purchaser has received the Shares, Munday Home's Counsel shall cause to be delivered the Deposit and the Balance of the Purchase Price to the Shareholders by solicitor’s trust cheque or wire transfer five (5) business days after Munday Home's Counsel has sent a copy of the Transfer Confirmation to the Purchaser.

(e)
upon delivery by Munday Home's Counsel of the Deposit and the Balance of the Purchase Price to the Shareholders as noted immediately above, Munday Home's Counsel will be released from its undertaking with respect to the release of the Deposit and the Balance of the Purchase Price and such delivery will be an effective discharge of any obligations of Munday Home's Counsel pursuant to this section 8, and the Contemplated Transactions shall be deemed to be completed;

(f)
in the event that Munday Home's Counsel has not received the Transfer Confirmation within ten (10) business days of receipt of the Notification, and provided the Shareholders and the Purchaser have not otherwise jointly directed Munday Home's Counsel in writing in a form satisfactory to Munday Home's Counsel, Munday Home's Counsel shall return the Deposit and the Balance of the Purchase Price to the Purchaser and upon such return, Munday Home's Counsel will be released from its undertaking with respect to the release of the Deposit and the Balance of the Purchase Price and such return will be an effective discharge of any obligations of Munday Home's Counsel pursuant to this section 8;

(g)
notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Purchaser and the Shareholders, this Agreement or any matters arising thereto, Munday Home's Counsel may, unless the Shareholders and the Purchaser otherwise agree in writing in a form satisfactory to Munday Home's Counsel, deliver and interplead the Deposit and the Balance of the Purchase Price into court and upon such delivery and interpleading, Munday Home's Counsel will be released from its undertaking with respect to the release of the Deposit and the Balance of the Purchase Price and such delivery and interpleading will be an effective discharge of any obligations of Munday Home's Counsel pursuant to this section 8; and

(h)	the Purchaser shall agree to such other trust and/or escrow arrangements as may be proposed by Munday Home's Counsel, acting reasonably, from time to time.

9. GENERAL PROVISIONS

9.1 Time is and will be of the essence of each and every provision of this Agreement.

9.2 Each party will, at its own expense, execute and deliver all such further documents and instruments, give all such further assurances, and do all such acts and things as the other parties may, either before or after the Closing Date, reasonably require to carry out the full intent and meaning of this Agreement, but without payment of any consideration therefor.

9.3 This Agreement contains the whole agreement between the Shareholders and the Purchaser in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence. There are no warranties, representations, terms conditions or collateral agreements, express or implied, statutory or otherwise, other than as expressly set forth in this Agreement.

9.4 This Agreement will enure to the benefit of and be binding upon the Shareholders and each of them and their respective heirs, successors, liquidators, executors and assigns and upon the Purchaser and its heirs, successors, liquidators, executors and assigns, as the case may be. No Shareholder may assign any of its right, title or interest in, to or under this Agreement. The Purchaser, or any of its assigns, may assign his rights and obligations under this Agreement upon written notice to the Shareholders.

9.5 This Agreement is being delivered in and is intended to be performed in British Columbia, and shall be construed and interpreted in accordance with the laws of British Columbia and the laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of British Columbia and the venue for any actions or arbitrations arising out of this Agreement will be Vancouver, British Columbia.

9.6 Any notices, required or permitted to be given under this Agreement will be in writing and will be duly and properly given and received if delivered or telecopied, in each case addressed to the intended recipient at its respective address appearing below for the Purchaser and at the address appearing on Schedule “A” for the Shareholders, (or at such other address as a party may from time to time designate by notice in writing to the other parties in accordance with this subsection), and any such notice will be deemed to have been given and received, if delivered, when delivered to such address, and if telecopied, on the next business day after the telecopying of the same:

To the Purchaser:

Avino Silver & Gold Mines Ltd.
Suite 900, 570 Granville Street
Vancouver, BC, V6C 3P1

Attention: David Wolfin, President & CEO
Fax: 604-682-3600

To the Shareholders:

Munday Home Sales Ltd.
200 – 4400 Dominion Street
Burnaby, BC V5G 4G3

Attention: Maxwell A. Munday, President
Fax: 604-430-5617

With a copy to:

DuMoulin Black LLP
10th Floor 595 Howe Street
Vancouver, BC V6C 2T5

Attention: Kristopher Britch
Fax: 604-687-8772

9.7 If any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

9.8 This Agreement may at any time and from time to time not later than the Closing Date, be amended by mutual agreement of the Shareholders and the Purchaser. The parties agree that if the Shareholders or the Purchaser, as the case may be, proposes any amendments to this Agreement, the other will act reasonably in considering such amendments and if the other is not prejudiced by reason of any such amendments, the other will co-operate in a reasonable fashion with the Shareholders or the Purchaser, as the case may be, so that such amendments can be effected subject to applicable laws.

9.9 The parties acknowledge and agree that it is their intent to structure and complete the Contemplated Transactions in a manner that makes the Contemplated Transactions exempt from the formal takeover bid requirements under applicable securities laws. The parties agree to take such actions, within reason, as are necessary to carry out this intent.

The parties hereto agree to execute such further and other assurances and/or documents as may be necessary to complete the true intent and meaning of this Agreement.

9.10 In this Agreement, any payment to be made by the Purchaser to the Shareholders may be mailed or delivered to the Shareholders at their address for notice purposes as provided herein, or in the case of any cash payment deposited for the account of the Shareholders at such bank or other financial institution in Canada as the Shareholders may designate from time to time by notice to the Purchaser. The designated bank or other financial institution will be deemed the agent of the designating party for the purposes of receiving, collecting, and receipting such payment, and the Shareholders will bear all risks, costs and expenses associated with such deposit, including any wire transfer fees.

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10. COUNTERPARTS

10.1 This Agreement and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties had all signed the same documents, and all such counterparts and adopting instruments will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

AVINO SILVER & GOLD MINES LTD.	)
by its authorized signatories:	)
)
)
)
Authorized Signatory	)
)
)
Authorized Signatory	)
)

MUNDAY HOME SALES LTD.	)
by its authorized signatory:	)
)
)
)
Maxwell A. Munday, President	)
)

MUNDAY ESTATES LTD.	)
by its authorized signatory:	)
)
)
)
Authorized Signatory	)

SCHEDULE “A”

LIST OF SHAREHOLDERS

Name of Beneficial Owners of Shares	Address of Beneficial Owners	Number of Shares being Sold	Purchase Price
Munday Home Sales Ltd.	200 – 4400 Dominion Street Burnaby, BC V5G 4G3	9,200,000	$2,576,000
Munday Estates Ltd.	200 – 4400 Dominion Street Burnaby, BC V5G 4G3	300,000	$84,000
TOTAL		9,500,000	$2,660,000